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                                                                    EXHIBIT 10.4

                              MERIDIAN GOLD INC.

                            1996 STOCK OPTION PLAN

1. PURPOSE OF THE PLAN

  The purpose of this 1996 Stock Option Plan is to develop the interest and incentive of eligible employees, officers and directors of Meridian Gold Inc. and its subsidiaries (the "Company") in the Company's growth and development by giving eligible employees, officers and directors an opportunity to purchase Common Shares on a favourable basis, thereby advancing the interests of the Company, enhancing the value of the Common Shares for the benefit of all shareholders and increasing the ability of the Company to attract and retain skilled and motivated individuals in the service of the Company.

2. DEFINITIONS.

  In this Plan:

    (a) "ASSOCIATE" has the meaning assigned by the Securities Act (Ontario), as amended from time to time;

    (b) "BOARD" and "BOARD OF DIRECTORS" mean the board of directors of the Company;

    (c) "COMMITTEE" means the compensation committee appointed by the Board of Directors to administer this Plan. All references in this Plan to the Committee means the Board of Directors if no Committee has been appointed;

    (d) "COMMON SHARES" means the Common Shares of the Company or, in the event of an adjustment contemplated in Section 9, such other shares to which a Participant may be entitled upon the exercise of an Option as a result of such adjustment;

    (e) "COMPANY" means Meridian Gold Inc.;

    (f) "DATE OF GRANT" means the date a Participant is granted an Option;

    (g) "DIRECTOR" means a person occupying the position of director on the Board of Directors;

    (h) "DISABILITY" for purposes of this Plan means permanent and total disability as determined in the sole discretion of the Committee;

    (i) "EMPLOYEE" means a full time permanent or contract employee of the Company or its subsidiaries;

    (j) "EXERCISE DATE" means the date the Company receives from a Participant a completed notice of exercise contemplated by Section 7, together with payment for the Option Shares being purchased;

    (k) "INSIDER" means:

      (i) an insider of the Company as defined by the Securities Act (Ontario) as amended from time to time, other than a person who falls within such definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and

      (ii) an Associate of any person who is an insider by virtue of clause
           (i) of this definition;

    (l) "NYSE" means the New York Stock Exchange;

    (m) "OFFICER" means an officer as defined by the Securities Act (Ontario), as amended from time to time of the Company or its subsidiaries;

    (n) "OPTION" means a non-assignable, non-transferable right to purchase Common Shares granted pursuant to this Plan;

    (o) "OPTION PERIOD" means the period set forth in Section 6 during which a Participant may purchase Option Shares (provided, however, that the Option Period may not exceed ten years from the relevant Date of Grant);

    (p) "OPTION PRICE" means the price per share at which a Participant may purchase Option Shares as fixed by the Committee;


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    (q) "OPTION SHARES" means the Common Shares which a Participant is entitled to purchase under this Plan;

    (r) "OUTSTANDING ISSUE" means, at any time, the number of Common Shares that are outstanding immediately prior to any grant of Options or any issuance of Option Shares, as the case may be, excluding Option Shares issued pursuant to this Plan as well as Common Shares issued pursuant to all other plans or stock option agreements to which the Company may be a party during the preceding one-year period;

    (s) "PARTICIPANTS" means Directors, Employees and Officers to whom Options have been granted and which Options remain unexercised;

    (t) "PLAN" means this 1996 Stock Option Plan; and

    (u) "TSE" means The Toronto Stock Exchange.

3. ELIGIBILITY

  Participation in this Plan shall be limited to Participants who are designated from time to time by the Committee. Participation shall be voluntary and the extent to which any Participant shall be entitled to participate in this Plan shall be determined by the Committee.

4. NUMBER OF OPTION SHARES

  The aggregate number of Option Shares which may be reserved for issuance under this Plan shall not exceed 3,750,000. The following restrictions shall also apply to this Plan together with all other plans or stock option agreements of the Company:

    (i) the aggregate number of Option Shares reserved for issuance pursuant to Options granted to Insiders shall not exceed 10% of the Outstanding Issue;

    (ii) Insiders shall not be issued, within any one year period, a number of Option Shares which exceeds 10% of the Outstanding Issue;

    (iii) no Participant together with such Participant's Associates shall be issued, within any one year period, a number of Option Shares which exceeds 3,000,000; and

    (iv) the number of Option Shares reserved for issuance pursuant to Options to any one Participant shall not exceed 3,000,000.

  No fractional shares may be purchased or issued under this Plan.

5. GRANT OF OPTION SHARES, OPTION PERIOD AND OPTION PRICE

  The Committee shall advise each Participant of the number of Option Shares that such Participant is entitled to purchase, the Option Price, the Option Period (which may not exceed ten years from the relevant Date of Grant) and the vesting schedule in accordance with Section 6. All such terms shall be set forth in a Stock Option Agreement to be executed by the Participant, the form of which shall be approved by the Committee and be consistent with this Plan.

  The Option Price shall be fixed by the Committee in Canadian or U.S. dollars. If the Option Price is fixed in Canadian dollars, it shall be no less than the closing price of the Common Shares on the TSE on the trading day prior to the Date of Grant. If the Option Price is fixed in U.S. dollars, it shall be no less than the closing price of the Common Shares on the NYSE on the trading day prior to the Date of Grant.

  In the event that the Common Shares are not listed on the TSE or the NYSE, the Option Price shall be determined based upon the trading prices of the Common Shares on any stock exchange in Canada or the United States on which the Common Shares are then listed. In the event that the Common Shares are not listed on any stock exchange in Canada or the United States, the Option Price shall be determined by the Committee in its sole discretion.

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6. VESTING

  Options granted to Participants who are Employees or Officers will vest, as to one third of the Options granted, on each of the second, third and fourth anniversaries of the Date of Grant. Options granted to Participants who are Directors will vest on the first anniversary of the Date of Grant.

7. PAYMENT

  The Participant from time to time and at any time during the Option Period, may elect to purchase all or a portion of the Option Shares which such Participant is then entitled to purchase by delivering to the Company at its registered office, a notice in writing which shall specify the number of Option Shares the Participant desires to purchase and shall be accompanied by payment in full of the purchase price for such Option Shares. Payment can be made by cash, certified cheque, bank draft, money order or the equivalent payable to the order of Meridian Gold Inc.

8. WITHHOLDING OF TAX

  If the Company determines that under the requirements of applicable taxation laws it is obliged to withhold for remittance to a taxing authority any amount upon exercise of an Option, the Company may, prior to and as a condition of issuing the Option Shares, require the Participant to pay to the Company, in addition to and in the same manner as the purchase price for the Option Shares, such amount as the Company is obliged to remit to such taxing authority in respect of the exercise of the Option. Any such additional payment shall, in any event, be due no later than the date as of which any amount with respect to the Option exercise must be remitted by the Company to such taxing authority.

9. SHARE CERTIFICATES

  Upon exercise of the Option and payment in full of the Option Price the Company shall cause to be delivered to the Participant within a reasonable period of time a certificate or certificates in the name of the Participant representing the number of Common Shares the Participant has purchased.

10. ADJUSTMENT IN SHARES

  The number of Common Shares subject to this Plan, the number of Common Shares available under Options granted and the Option Price shall be adjusted from time to time, in such manner and by such procedure deemed appropriate by the Committee, to reflect adjustments in the number of Common Shares arising as a result of subdivision, stock dividends, consolidations or reclassification of the Common Shares or other relevant changes in the authorized or issued capital of the Company.

11. ACCELERATED VESTING ON CERTAIN EVENTS

  In the event that (i) the Company proposes to amalgamate, merge or consolidate with any other corporation or to liquidate, dissolve or wind-up, or (ii) any person or group of persons acquires (a) beneficial ownership of 50% or more of the then outstanding Common Shares or (b) the ability to elect a majority of the Board, the Company shall give written notice thereof to each Participant holding Options under this Plan and such Participants shall be entitled to purchase all or a portion of the Option Shares granted to such Participants, whether or not such Options have previously vested, within the 30-day period following the giving of such notice.

12. TERMINATION OF EMPLOYMENT

  If, for any reason, a Participant's employment with the Company or any of its subsidiaries is terminated during the Option Period or a Participant who is a Director ceases to be a Director, any Option granted to such Participant shall terminate as of the following date:

  (a) the expiration of the Option Period if such termination is due to: (i) normal retirement under the Company's then existing policies; (ii) early retirement at the request of the Company; (iii) death; or (iv) disability;


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  (b) the effective date of termination of employment or of Board position if such termination occurs before the date on which any Option becomes exercisable and the termination is due to any reason other than those specified in item 12(a)(i) to (iv); and

  (c) three months after the effective date of termination of employment or of Board position (but in no event, after the expiration of the Option Period) if such termination occurs on or after the date on which any Option becomes exercisable and the termination is due to any reason other than those specified in item 12(a)(i) to (iv).

13. TRANSFER AND ASSIGNMENT

  The Participant's rights under Options are not assignable or transferable by the Participant or subject to any other alienation, sale, pledge or encumbrance by such Participant except by will or by the laws of descent and distribution. During the Participant's lifetime the Options are exercisable only by the Participant. The obligations of each Participant shall be binding on his or her heirs, executors and administrators.

14. EMPLOYMENT AND BOARD POSITION NON-CONTRACTUAL

  The granting of an Option to a Participant under this Plan does not confer upon the Participant any right to continue as an Employee, Officer or as a Director, as the case may be, nor does it interfere in any way with the right of the Participant or the Company to terminate the Participant's employment at any time or the shareholders' right to elect or remove Directors.

15. RIGHTS AS SHAREHOLDERS

  The Participant shall not have any rights as a shareholder with respect to Option Shares until the relevant Option has been properly exercised and full payment has been made to the Company in accordance with this Plan.

16. ADMINISTRATION OF PLAN

  This Plan shall be administered by the Committee. The Committee shall have the power to interpret and construe the terms and conditions of this Plan and the Options. Any determination by the Committee shall be final and conclusive on all persons affected thereby unless otherwise determined by the Board of Directors. The day-to-day administration of this Plan may be delegated to such officers and employees of the Company or any subsidiary of the Company as the Committee shall determine.

17. NOTICES

  All written notices to be given by the Participant to the Company may be delivered personally or by registered mail, postage prepaid, addressed as follows:

    Meridian Gold Inc.
    5011 Meadowood Way
    Reno, Nevada 89502
    Attention: Chief Financial Officer

  Any notice given by the Participant pursuant to the terms of the Option shall not be effective until actually received by the Company at the above address. Any notice to be given to the Participant shall be sufficiently given if delivered personally or by postage prepaid mail to the last address of the Participant on the records of the Company and shall be effective seven days after mailing.

18. CORPORATE ACTION

  Nothing contained in this Plan or in any Option granted shall be construed so as to prevent the Company or any subsidiary of the Company from taking corporate action which is deemed by the Company or the subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or on any Option granted.


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19. AMENDMENTS

  The Board of Directors shall have the right, in its sole discretion, to alter, amend or discontinue this Plan from time to time and at any time. No such amendment or discontinuation, however, may, without the consent of the Participant, alter or impair his rights or increase his obligations with respect to an Option previously granted. Any amendment to this Plan is subject to the prior approval of the TSE and may require the approval of the Company's shareholders.

20. GOVERNING LAW

  This Plan is established under the laws of Ontario and the rights of all parties and the construction and effect of each provision of this Plan shall be according to the laws of Ontario and the laws of Canada applicable in Ontario.

21. GOVERNMENT REGULATION

  The Company's obligation to issue and deliver Common Shares under any Option is subject to:

      (i) the satisfaction of all requirements under applicable securities law in respect thereof and obtaining all regulatory approvals as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

     (ii) the admission of such Common Shares to listing on any stock exchange in Canada or the United States on which Common Shares may then be listed; and

    (iii) the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Common Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

  In this connection, the Company shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares in compliance with applicable securities laws and for the listing of such Common Shares on a stock exchange in Canada or the United States on which the Common Shares are then listed.

22. APPROVALS

  This Plan shall be subject to acceptance by the TSE in compliance with all conditions imposed by the TSE. Any Options granted prior to such acceptance shall be conditional upon such acceptance being given and any conditions complied with and no such Options may be exercised unless such acceptance is given and such conditions are complied with.

DATED       , 1996.

                                          Meridian Gold Inc.


                                          -------------------------------------
                                          Brian J. Kennedy
                                          President and Chief Executive
                                          Officer